EXHIBIT 10.53

AGREEMENT

THIS AGREEMENT is made as of the 22nd of August 2016, by and among SurePure, Inc., a corporation formed under the laws of the State of Nevada, United States of America (the “Company”), SurePure Operations AG., a corporation formed under the laws of Switzerland (Registration number CH-170.3.031.362-7) (“SPOAG”), and Stephen Robinson (the “Employee”).

WHEREAS, SPOAG has employed the Employee as CFO beginning August 1, 2008;

WHEREAS, the Employee is owed the amount of CHF207,954 (approximately US$217,900) of fees for services performed as of 31 July 2016;

WHEREAS, the Company desires to assume and novate certain obligations of SPOAG to pay the Employee his fees and to discharge such obligations to the extent so assumed by issuing 786,008 shares of its Common Stock, par value $0.001 (the “Shares”), to the Employee in exchange for a full and complete release of any and all claims the Employee may have against SPOAG and the Company for CHF150,000 (approximately US$157,202) of fees owed at the current time; and

WHEREAS, the Employee desires to accept the Shares as full payment for CHF150,000 of the fees that are owed to him at the current time, leaving a balance of fees remaining unpaid of CHF57,954.

NOW, THEREFORE, in consideration of the mutual premises set forth below, the parties to this Agreement hereby agree as follows:

1. The Company assumes the obligations of SPOAG to pay the Employee to the extent of CHF150,000 of fees owed to him. The Employee hereby agrees to such assumption by the Company and agrees to look solely to the Company for the payment of such CHF150,000.

2. The Company will issue the Shares to the Employee, and the Employee will accept the Shares, as payment in full of all obligations owing to the Employee under Section 1. The Company will issue and deliver the Shares to the Employee within 15 business days after the date on which all parties have executed this Agreement (the date on which all parties have executed this Agreement being defined as the “Effective Date”).

3. The Employee acknowledges that under the rules and regulations of the U.S. Securities and Exchange Commission (the “Commission”), the Shares are “restricted securities” and, unless the resale of the Shares has been registered with the Commission under the Securities Act of 1933, as amended (the “Securities Act”), the Shares may not be resold in any transaction which involves (i) any “U.S. Person” (as defined by the rules of the Commission) or (ii) any means of commerce connected to the United States of America. Therefore, the Employee will not sell, assign or transfer any of the Shares (i) without the prior written consent of the Company or (ii) except in a transaction which has been notified to the Company and does not involve any “U.S. Person” (as defined by the rules of the Commission) or any means of commerce connected to the United States of America. No Shares shall be pledged, assigned by way of security or otherwise used as security and shall remain free and clear of any liens, encumbrances, charges or any other third party rights.

4. In light of the foregoing restrictions set forth in Section 3, if at any time prior to the second anniversary of the Effective Date the Company shall determine to prepare and file with the Commission a registration statement (the “Registration Statement”) relating to an offering for its own account or a resale offering by any of its stockholders under the Securities Act of any of its equity securities (other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the Company’s stock option or other employee benefit plans), then the Company shall include all of the Shares in the Registration Statement. The Company will use commercially reasonable efforts to cause the Commission to declare the Registration Statement effective reasonably promptly and will maintain the effectiveness of the Registration Statement for a period of two (2) years or until all of the Shares have been sold, if sooner. The Employee will cooperate fully with the Company in the discharge of its obligations under this Section and will provide all information and enter into such further agreements as may be required to have the Registration Statement declared effective.

5. The Employee hereby releases and discharges the Company and SPOAG and their respective officers, directors, executives, principals, employees, heirs, executors, administrators, successors and assigns, from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law, admiralty or equity, which against the Employee, his successors and assigns ever had, now have or hereafter can, shall or may, have for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the effective date of this Agreement, except the balance of the fees remaining unpaid after giving effect to assumption and payment under Sections 1 and 2, which balance shall remain outstanding and payable in accordance with its terms. The Employee represents and warrants that he has not assigned or transferred to any other person, entity, or party any claim, cause of action, or other item that is, would be, or might be encompassed by the releases set forth in this Section 5, and that no such assignment or transfer has occurred by operation of law or otherwise.

6. This Agreement constitutes the entire agreement between the parties with respect to the subject matter contained herein and supersedes all prior oral or written agreements, if any, between the parties with respect to such subject matter and, except as otherwise expressly provided herein, is not intended to confer upon any other person any rights or remedies hereunder. Any amendments hereto or modifications hereof must be made in writing and executed by each of the parties. Any failure by a party to enforce any rights hereunder shall not be deemed a waiver of such rights.

7. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without giving effect to conflict of laws principles. The parties agree that any suit, action or proceeding between the parties hereto arising out of or relating in any manner to the Agreement shall be instituted exclusively in the federal or state courts located in the State of Nevada.

8. If any section, term or provision of this Agreement shall be held or determined to be unenforceable, the balance of this Agreement shall nevertheless continue in full force and effect unaffected by such holding or determination.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the day and year first above written.

SUREPURE OPERATIONS AG

By:	/s/ Stephen M. Robinson
	Name:	Stephen Robinson
	Title:	Director

SUREPURE, INC.

By:	/s/ Guy Kebble
	Name:	Guy Kebble
	Title:	Chief Executive Officer

/s/ Stephen M. Robinson
Stephen Robinson